U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                        Date of Report (Date of earliest event
                        reported):


                                May 20, 2002

                                Toys "R" Us, Inc.
             (Exact name of registrant as specified in its Charter)



  Delaware                            1-11609                22-3260693
 (State or other jurisdiction      (Commission              (IRS Employer
  of incorporation)                 File Number)             Identification No.)


  461 From Road, Paramus, New Jersey                                    07652
  ----------------------------------------------------------------------------
 (Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (201) 262-7800

Item 5.         Other Matters

This report relates to certain announcements made by the Registrant in the following Press Release, dated May 20, 2002:



   FROM: Ursula H. Moran (201) 802-5444         Louis Lipschitz (201) 802-5548
          Investor Relations                    Chief Financial Officer

                                                  Rebecca Caruso (201) 599-8090
                                                  Media Relations
   FOR:   Toys "R" Us, Inc.
          (NYSE:  TOY)                            FOR IMMEDIATE RELEASE



              TOYS "R" US REPORTS FIRST QUARTER FISCAL 2002 RESULTS


    PARAMUS, NEW JERSEY, MAY 20, 2002 - Toys "R" Us, Inc. announced today results for the first quarter ended May 4, 2002. Total sales for the first quarter of 2002 increased 2%, to $2.1 billion from the first quarter of 2001.

    The company reported a first quarter 2002 net loss of $(4) million, or $(0.02) per share, compared with a net loss of $(18) million, or $(0.09) per share, reported for the first quarter of 2001.

    John Eyler, Chairman and Chief Executive Officer, stated, "As we indicated in our guidance on May 13, sales at our U.S. toy stores were somewhat soft primarily due to weakness in our outdoor seasonal categories, and a pronounced slowdown in the video business in April as some consumers anticipated video hardware price cuts which were announced last week. However, we are encouraged by the continued strengthening of our core toy sales in our U.S. toy stores, which achieved a 5% comparable store sales increase during the quarter. Our renovated Mission Possible stores maintained a positive sales gap over our un-renovated stores, with the 2001 Mission Possible stores achieving a 7% comparable store sales gap in the first quarter.

    We are now in the third year of our three-year plan to reposition our U.S. toy stores, and we are pleased with the progress to date. During the first quarter of 2002, we renovated an additional 30 toy stores in the U.S. to our Mission Possible format, and we are on track to have the entire U.S. chain operating in this format for the 2002 holiday season.

    Our U.S. toy store inventories, as well as total company inventories, were down 5% compared to the end of the 2001 first quarter.

    We believe that the improvements being made to our business will enhance the financial performance of Toys "R" Us for the full year, and we are comfortable with the current Wall Street consensus estimate of $1.14 for the year.

    In addition, we expect to complete our previously announced offerings of equity and equity-linked securities before the end of this month."

     Business Segment Performance

    The company's U.S. toy store division reported a comparable store sales decrease of 2% for the first quarter of 2002, but reported an operating earnings improvement of 56% for the same period due to improved margin and expense control disciplines. In conjunction with the previously announced plan to remodel the remainder of its toy stores, or approximately 250 stores, to the Mission Possible format during fiscal 2002 the company will continue to have a number of stores under construction at any point in time through the end of the third quarter. During the first quarter a total of 115 stores were under construction.

    Comparable toy store sales increased 10% in local currencies in the International division. Many of the initiatives underway in the company's U.S. toy stores are also being implemented in the international stores, including improvements in merchandise content and presentation as well as customer service programs.


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    The Babies "R" Us business posted a 12% increase in total sales, a 3%
    increase in comparable store sales, and a 22% increase in operating earnings, in comparison with the year-ago period. The company plans to continue to expand this division, and it remains on track with plans to add approximately 20 new Babies "R" Us stores, 6 of which opened in the first quarter, to the division this year.

    The Kids "R" Us business reported a 12% comparable store sales decrease versus the first quarter of last year. The company is pleased with the performance of its 11 recently converted prototype stores. The company expects to remodel an additional 30 stores to the new prototype before the back to school season, and to convert approximately 100 existing toy stores to Toys "R" Us/ Kids "R" Us combo stores during 2002.

    At Toysrus.com, sales increased 57%, to $46 million from $29 million in the first quarter of last year, and operating losses decreased to $(14) million. The sales increase was driven by increased sales at Babiesrus.com and improved sales in the core toy and Imaginarium businesses which were offset somewhat by slower growth in video. Babiesrus.com sales grew over 85% in the first quarter, benefiting from better merchandise selection coupled with operating on the Amazon.com platform during 2002. Expenses were reduced by the elimination of the duplicative costs of operating the Babiesrus.com website and distribution facility during the first quarter of 2001 as well as the continued effort of the Toysrus.com team to reduce overhead expenses as a step towards profitability.

    Toys "R" Us, one of the world's leading retailers of toys, children's apparel and baby products, currently sells merchandise through 1,607 stores worldwide: 700 toy stores in the United States; 511 international toy stores, including franchise stores; 183 Kids "R" Us children's clothing stores, 170 Babies "R" Us stores and 43 Imaginarium stores, and through its Internet sites at www.toysrus.com, www.babiesrus.com and www.imaginarium.com.



    First Quarter Ended:                5/4/02                     5/5/01
    -------------------                 ------                     ------


    Net sales                        $   2,095,000,000      $     2,061,000,000
    Operating earnings               $      22,000,000      $         2,000,000
    Loss before income taxes         $      (6,000,000)     $       (28,000,000)
    Net loss                         $      (4,000,000)     $       (18,000,000)
    Basic loss per share             $           (0.02)     $             (0.09)
    Diluted loss per share           $           (0.02)     $             (0.09)
    Average basic shares outstanding        197,000,000             197,600,000
    Average diluted shares outstanding      200,700,000             207,800,000

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    This press release contains certain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
    Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Such statements should be considered as subject to risks and uncertainties that exist in the company's operations and business environment that could render actual outcomes and results materially different than predicted. Factors that could constitute risks are set forth in documents filed by the company with the Securities and Exchange Commission.
                                         *****
    Registration statements relating to the common stock and equity security units have been filed with the Securities and Exchange Commission but have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                        2


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                               TOYS "R" US, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                           (In millions, except per share information)
                                             (unaudited)

                               -----------------------------------

                                                     QUARTER ENDED
                                             May 4, 2002        May 5, 2001



Net sales                                  $       2,095       $       2,061

Cost of sales                                      1,413               1,396
                                          ----------------   ----------------
   Gross margin                                      682                 665

Selling, general and administrative expenses         581                 590
Depreciation & amortization                           79                  73
                                           ----------------   ----------------
   Total operating expenses                          660                 663
                                           ----------------   ----------------

Operating earnings                                    22                   2

Interest expense - net                               (28)                (30)

                                           ----------------   ----------------
LOSS BEFORE INCOME TAXES                              (6)                 (28)
Income taxes                                          (2)                 (10)
                                           ----------------   ----------------
NET LOSS                                              (4)                 (18)

Diluted loss per share                     $       (0.02)      $        (0.09)
                                           ================   ================

Average basic shares outstanding                    197.0              197.6
                                           ================   ================
Average diluted shares outstanding                  200.7              207.8
                                           =================   ================

Common shares outstanding                           197.4              198.1
                                           ================   ================

                                           -----------------------------------


The Company adopted SFAS No. 142 "Goodwill and Other Intangible Assets", which was effective for fiscal years beginning after December 15, 2001, on February 3rd 2002.
Accordingly, application of the non-amortization provisions resulted in a decrease in net loss of $2 million for the quarter ended May 4th 2002.

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                                                          3



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                                          TOYS "R" US, INC. AND SUBSIDIARIES
                                                 SEGMENT INFORMATION
                                                    (In Millions)
                                                     (unaudited)


------------------------------------------------------------------------------
                                                  QUARTER ENDED
                                         -------------------------------------

                                            May 4, 2002        May 5, 2001

----------------------------------------------------------------------------
Net Sales
   Toys "R" Us - U.S.                      $     1,202          $    1,227
   Toys "R" Us - International                     307                 285
   Babies "R" Us                                   413                 370
   Toysrus.com                                      46                  29
   Kids "R" Us                                     127                 150
 -----------------------------------------------------------------------------
Total                                     $      2,095          $     2,061
-----------------------------------------------------------------------------
Operating earnings/(loss)
   Toys "R" Us - U.S.                     $         25          $        16
   Toys "R" Us - International                     (14)                 (12)
   Babies "R" Us                                    49                   40
   Toysrus.com, net of minority interest           (14)                 (24)
   Other                                           (24)                 (18)
                                         -------------------------------------
Operating earnings                                  22                    2

Interest expense, net                              (28)                 (30)
-----------------------------------------------------------------------------
Loss before income taxes                            (6)                 (28)
----------------------------------------------------------------------------

Included in the category classified as "Other" are the operating results of the Kids "R" Us division and equity in the net earnings of Toys - Japan, as well as other corporate related items.







                                                          4


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                                          TOYS "R" US, INC. AND SUBSIDIARIES
                                          Summary Consolidated Balance Sheets
                                                     (in Millions)
                                                      (unaudited)
-----------------------------------------------------------------------------

                                May 4, 2002    May 5, 2001    February 2, 2002
                                -----------    -----------    ----------------
ASSETS
------
Cash and cash equivalents     $     452         $   291        $   283

Merchandise inventories           2,241           2,353          2,041

Other current assets                293             255            307
                                ---------------------------------------------

Total current assets              2,986          2,899           2,631

Property and equipment, net       4,577          4,252           4,544

Goodwill, net and Other assets      884            857             901
                                 ---------------------------------------------

Total Assets                      8,447          8,008           8,076
                             =================================================

-----------------------------------------------------------------------------

LIABILITIES and STOCKHOLDERS' EQUITY

Short-term borrowings            $   517       $    641        $     -

Accounts payable                     931            958            878

Other current liabilities            816            791          1,122
                              ------------------------------------------------

Total Current Liabilities          2,264          2,390          2,000

Long-term debt                     1,872          1,566          1,816

Other non-current liabilities        797            591            793

Minority Interest in Toysrus.com      50             66             53

Total stockholders' equity         3,464          3,395          3,414
                           -------------------------------------------------
Total Liabilities and
  Stockholders' Equity          $  8,447      $   8,008       $  8,076
                            =================================================

--------------------------------------------------------------------------


                                                           5


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                                     TOYS "R" US, INC. AND SUBSIDIARIES
                               Summary Statements of Consolidated Cash Flows
                                                 (in Millions)
                                                  (unaudited)
---------------------------------------------------------------------------

                                                     QUARTER ENDED
                                    -----------------------------------------
                                              May 4, 2002         May 5, 2001
                                              -----------         -----------
    Cash Flows from Operating Activities

Net earnings / (loss)                         $     (4)           $     (18)
Depreciation and amortization                       79                   73
Minority Interest in Toysrus.com                    (3)                  (4)
Other                                                0                   (5)
Changes in operating assets and liabilities       (394)                (483)

                -----------------------------------------------------------
Net Cash From Operating Activities                (322)                (437)
-----------------------------------------------------------------------------

    Cash Flows from Investing Activities

Capital expenditiures, net                         (57)                (97)

 -----------------------------------------------------------------------------
Net Cash from Investing Activities                 (57)                (97)
----------------------------------------------------------------------------

   Cash Flows from Financing Activities

Short-term borrowings, net                         517                  54
Long-term borrowings, net                           25                 466
Other                                               -                   10

-----------------------------------------------------------------------------
Net Cash From Financing Activities                 542                 530
----------------------------------------------------------------------------

------------------------------------------------------------------------------
Effect of exchange rate changes on cash and
 cash equivalents                                    6                  20
-----------------------------------------------------------------------------

Cash and Cash Equivalents:
Increase / (decrease) during period                 169                  16
Beginning of period                                 283                 275
                                    -----------------------------------------
End of period                             $         452           $     291
                                    =========================================

----------------------------------------------------------------------------

                                                 ####################

                                                           6


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 20, 2002



                                        By:  /s/ Louis Lipschitz



                                        Name:    Louis Lipschitz
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer